UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2011 deltathree, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-28063	13-4006766
(Commission File Number)	(IRS Employer Identification No.)

224 West 35th Street, New York, N.Y.	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 500-4850

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On May 16, 2011, deltathree, Inc. (the “Company”) issued a press release reporting the Company’s financial results for the first quarter of 2011.  The press release contains non-GAAP financial measures.  Pursuant to the requirements of Regulation G, the Company has provided reconciliations within the press release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.  Disclosure regarding definitions of these measures used by the Company, and why the Company’s management believes the measures provide useful information to investors, is also included in the press release.

The press release is furnished herewith as Exhibit 99.1 pursuant to Item 2.02 of this Form 8-K. It shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As more fully described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 3, 2011, each of the Company, Delta Three Israel, Ltd. and DME Solutions, Inc. (collectively, the “Deltathree Entities”) entered into the Third Loan and Security Agreement (the “Loan Agreement”) with D4 Holdings, LLC (“D4 Holdings”) on March 2, 2011, pursuant to which D4 Holdings provided to the Deltathree Entities a line of credit in a principal amount of $1,600,000.

On May 13, 2011, the Company received $200,000 from D4 Holdings pursuant to a notice of borrowing under the Loan Agreement.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Document
99.1	Press release issued by the Company dated May 16, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTATHREE, INC.

Dated: May 16, 2011	By:	/s/ Peter Friedman
Name: Peter Friedman
Title: General Counsel

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press release issued by the Company dated May 16, 2011.